UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33291 (Commission File Number)	33-0830300 (I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed previously in our Current Report on Form 8-K filed on February 13, 2012, on February 7, 2012, the Compensation Committee (the “Compensation Committee”) of our Board of Directors adopted the Optimer Pharmaceuticals, Inc. Incentive Compensation Plan (the “Plan”).  On April 30, 2012, the Compensation Committee approved corporate goals under the Plan for 2012.  The 2012 corporate goals relate to the continued commercialization of DIFICID®, including specified levels of net product sales, executing on our fidaxomicin market entry and launch strategy for key international markets, progress in research and development to meet regulatory requirements and to support label expansion and life cycle management of DIFICID, and advancement in our business development and financial management efforts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: May 3, 2012	By:	/s/ Kurt M. Hartman
Kurt M. Hartman
General Counsel, Chief Compliance Officer, Senior Vice
President, and Acting Chief Financial Officer (Duly
Authorized Officer and Principal Financial and
Accounting Officer)